Exhibit 99.3

   2019 Supplemental Information  Twelve Months Ended December 31, 2019

   This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “opportunities,” “goal,” “guidance,” “outlook,” “initiatives,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that TerraForm Power expects or anticipates will occur in the future are forward-looking statements. They may include estimates of expected cash available for distribution ("CAFD"), distribution growth, CAFD accretion, earnings, revenues, income, loss, capital expenditures, liquidity, capital structure, margin enhancements, cost savings, future growth, financing arrangements and other financial performance items (including future distributions per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements provide TerraForm Power’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made. Although TerraForm Power believes its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially.Important factors that could cause actual results to differ materially from TerraForm Power’s expectations, or cautionary statements, include but are not limited to: risks related to the proposed acquisition of all our outstanding common stock by an affiliate of Brookfield Asset Management Inc. (“Brookfield”) including whether it will be approved by shareholders and ultimately consummated; risks related to weather conditions at our wind and solar assets; the willingness and ability of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; our ability to enter into contracts to sell power at acceptable prices and terms, including as our offtake agreements expire; our ability to compete against traditional utilities and renewable energy companies; pending and future litigation; our ability to successfully close the acquisitions of, integrate or realize the anticipated benefits from the projects that we acquire from third parties, including our recently acquired portfolio of distributed generation assets; our ability to close, implement and realize the benefit of our cost and performance enhancement initiatives, including long-term service agreements and our ability to realize the anticipated benefits from such initiatives; equipment failure; risks related to the ability of our hedging activities to adequately manage our exposure to commodity and financial risk; risks related to the outbreak of COVID-19 coronavirus, including its impact on supply chains, personnel, contract counterparties and financial markets; risks related to our operations being located internationally, including our exposure to foreign currency exchange rate fluctuations and political and economic uncertainties; government regulation, including compliance with regulatory and permit requirements and changes in tax laws, market rules, rates, tariffs, environmental laws, consumer protection laws, data privacy laws and policies affecting renewable energy; the regulated rate of return of renewable energy facilities in our Regulated Solar and Wind segment, a reduction of which could have a material negative impact on our results of operations; our ability to grow and make acquisitions with cash on hand, which may be limited by our cash distribution policy; fraud, bribery, corruption or other illegal acts; health, safety, security and environmental risk; the condition of the debt and equity capital markets and our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness in the future; operating and financial restrictions placed on us and our subsidiaries related to agreements governing indebtedness; risks related to our relationship with Brookfield, including our ability to realize the expected benefits of sponsorship; and risks related to the effectiveness of our internal control over financial reporting.TerraForm Power disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in our most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. TerraForm Power operates in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and you should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.This Supplemental Information contains references to Adjusted Revenue, Adjusted EBITDA, and cash available for distribution (“CAFD”), which are Non-GAAP measures that should not be viewed as alternatives to GAAP measures of performance, including revenue, net income (loss), operating income or net cash provided by operating activities. Our definitions and calculation of these Non-GAAP measures may differ from definitions of Adjusted Revenue, Adjusted EBITDA and CAFD or other similarly titled measures used by other companies. We believe that Adjusted Revenue, Adjusted EBITDA and CAFD are useful supplemental measures that may assist investors in assessing the financial performance of the Company. None of these Non-GAAP measures should be considered as the sole measure of our performance, nor should they be considered in isolation from, or as a substitute for, analysis of our financial statements prepared in accordance with GAAP, which are available on our website at www.terraform.com, as well as at www.sec.gov.  Cautionary Statement Regarding Forward-Looking Statements

2019 and Recent Highlights

3

- Cash Available For Distribution ("CAFD") per share grew by 17% year-over-year, primarily driven by the full year contribution from the acquisition of Saeta Yield
- Executed value-adding acquisitions totaling 480 MW in the US and Spain, including the acquisition of 320 MW of DG solar assets in the United States and recent acquisitions of 145 MW of solar plants in Spain, deploying an equity investment of approximately $440 million
- Received all permits required for our two repowering projects in NY that have an aggregate of 160 MW of existing capacity and continue to target a repowered Commercial Operation Date (COD) in 2021
- Under our project-level Operations and Maintenance ("O&M") Long Term Service Agreements ("LTSA"), we transitioned to GE 15 out of 16 wind farms in North America, and all plants in Spain and Uruguay to their respective turbine manufacturers. This initiative is expected to reduce annual run rate O&M expenses by $24 million when all of our plants are fully transitioned
- Signed a Framework Agreement with SMA Solar Technology ("SMA") to provide O&M services for our North American solar fleet, an initiative that is expected to produce approximately $5 million of cost reduction relative to our 2018 baseline year, and convey robust performance guarantees to our fleet
- At the Corporate level, completed $300 million equity offering ($250 million block trade and $50 million private placement to Brookfield) and issued $700 million high yield bond to substitute notes due 2025 and Term Loan B 2022 at an attractive pricing of 4.75%. Also, upsized our Corporate Revolver by $200 million up to $800 million with a 1-year extension to 2024, ending the year with $1.3 billion corporate liquidity
- Completed $1.6 billion of North American and European non-recourse wind and solar refinancings, raising total net proceeds of $460 million in the year

 2019 Highlights  Performance Highlights  9,242GWh Generation  In 2019 delivered net (loss) income attributable to Class A common shareholders, Adjusted EBITDA and CAFD of $(149) million, $744 million and $173 million, respectively, versus $12 million, $590 million and $126 million, respectively, in the prior yearAdjusted EBITDA increased by $154 million compared to prior year, due to full-year contribution from our European platform, contribution from the newly acquired AltaGas DG portfolio, favorable SREC prices and costs savings in North American and European wind fleets related to LTSA implementation, partially offset by lower availability of North American wind assets and lower market prices in Texas and SpainCAFD increased $47 million due to increased Adjusted EBITDA, partially offset by higher debt service due to upfinancings in late 2018 and 2019 and higher management fees Net (loss) income attributable to Class A common stockholders of ($149) million versus $12 million in the prior year, primarily due to higher allocation of losses to non-controlling interests in prior year related to a reduction in the U.S. corporate tax rate and losses on extinguishment of debt 2019 CAFD per share of $0.81, 17% higher than in 2018  Key Performance Metrics  $173 millionCAFD  $744 millionAdjusted EBITDA

Overview of TerraForm Power

5

TERP's mandate is to acquire, own and operate wind and solar assets in North America and Western Europe





~$3.4 Billion[1]
Market Capitalization

TERP
NASDAQ

~5.4% Yield[2]
$0.8056 Target 2019 per Share Dividend

~62%
Ownership by Brookfield and its Institutional Partners[3]

Significant NOLs[4]
Tax advantaged structure (C Corp)

$9.2 Billion
Total Power Assets[5]

4,223 MW
of Capacity[6]

57% / 43%
Wind / Solar Capacity[7]

41% / 59%
Wind / Solar Projected Revenue[8]

1. Based on the closing price of TERP's Class A common stock of $14.77 per share on March 13, 2020.
2. Based on 2019 annualized target dividend of $0.8056 per share and the closing price of TERP's Class A common stock of $14.77 per share on March 13, 2020.
3. As of December 31, 2019, Brookfield and its institutional partners held ~62% of TERP's outstanding Class A common stock.
4. Net Operating Losses ("NOLs").
5. Include renewable energy facilities, net and intangible assets, net as of December 31, 2019.
6. In this presentation, all information regarding megawatt ("MW") capacity represents the maximum generating capacity of a facility as expressed in (1) direct current ("DC"), for all facilities within our Solar reportable segment, and (2) alternating current ("AC") for all facilities within our Wind and Regulated Solar and Wind reportable segments. Includes the Delayed Projects for which AltaGas has not yet received the required third party consents or which have not completed construction, and will be transferred to TERP once such third party consents are received or construction is completed, subject to certain terms and conditions. Includes 100 MW CSP portfolio acquisition in Spain closed in February 2020.
7. Expressed as a percentage of total installed capacity managed.
8. Based on projected revenue for 2020.

TerraForm POWER

 Renewables Portfolio with Scale in North America and Western Europe  Owner and operator of an over 4,200 MW diversified portfolio of high-quality wind and solar assets, underpinned by long-term contracts    Wind  Solar(1)  Total  US  1,546 MW  1,242 MW  2,788 MW  International  856 MW  579 MW  1,435 MW  Total  2,402 MW  1,821 MW  4,223 MW          Spain  Portugal  Uruguay    Chile                                                                                                                                                                                                                                                    U.K.                                                                                                                                                    Includes the 100MW CSP Portfolio acquisition closed in February 2020  Canada  U.S.A.

 Generation and Revenue  Long-term average annual generation (“LTA”) is expected generation at the point of delivery, net of all recurring losses and constraintsWe compare actual generation levels against the long-term average to highlight the impact of operational factors that affect the variability of our business results. In the short-term, we recognize that wind conditions and irradiance conditions will vary from one period to the next; however, we expect our facilities will produce electricity in-line with their LTA over time  Non-GAAP measures. See Appendix 1 and "Reconciliation of Non-GAAP Measures.” Adjusted for unrealized (gain) loss on commodity contract derivatives, amortization of favorable and unfavorable rate revenue contracts, and other non-cash items.Includes annual LTA generation for 320 MW AltaGas DG portfolio acquired in Q4 2019 and for 45 MW PV in Spain closed in December 2019.

 Selected Income Statement and Balance Sheet Information by Segment  Balance Sheet  Income Statement

 Operating Segments

10

Wind

1,863 MW
CAPACITY

$86M
CAFD

($ IN MILLIONS, UNLESS NOTED)		Twelve months ended Dec 31 2019		2018
Capacity (MW)		1,863		1,854
LTA Generation (GWhs)		6,386		6,386
Actual Generation (GWhs)		5,591		5,457
Adjusted Revenue	$	331	$	317
Direct operating costs		(98)		(112)
Adjusted EBITDA	$	233	$	205
Adjusted interest expense		(56)		(50)
Levelized principal repayments		(75)		(61)
Distributions to non-controlling interests		(13)		(15)
Sustaining capital expenditures		(7)		(7)
Other		4		8
CAFD	$	86	$	80
Adjusted EBITDA		233		205
Interest expense		(58)		(51)
Depreciation and amortization		(222)		(183)
Other		(43)		(15)
Net (loss) income	$	(90)	$	(44)
Net loss attributable to redeemable and non-redeemable non-controlling		35		113
Net (loss) income - Class A shares	$	(55)	$	69

	Actual Generation (GWh) 2019	2018		Average Adj. Revenue per MWh 2019		2018
Central Wind	2,273	2,260	$	63	$	60
Texas Wind	1,517	1,627		15		16
Hawaii Wind	205	240		185		182
Northeast Wind	912	972		65		78
International Wind	684	358		99		98
Total	5,591	5,457	$	59	$	58

Performance Highlights

- Adjusted EBITDA and CAFD were $233 million and $86 million, respectively, versus $205 million and $80 million, respectively, in the prior year
  - Wind generation was 2% higher than prior year due to full-year contribution from the acquisition of International Wind assets (Portugal and Uruguay). North America wind generation this year was approximately 14% lower than our LTA, primarily due to the accelerated maintenance prior to transition of operations to GE, the maintenance requirements of our Clipper turbines, a lower than expected resource in Hawaii and icing in our Central and Northeast assets
  - Adjusted EBITDA was $28 million higher than prior year, primarily due to cost saving related to implementation of LTSAs in North America and Europe as well as full-year contribution from Portugal and Uruguay assets, offset by the expiration of high price contracts in Northeast Wind portfolio
  - CAFD was $6 million above prior year, primarily due to increased Adjusted EBITDA, offset by greater interest expense and amortization associated with acquisitions and lower 2019 pay-as-you-go contributions from tax equity partners
  - Net loss to Class A stockholders was $55 million, $124 million below the prior year, primarily due to higher allocation of losses to non-controlling interests in 2018 related to a reduction in the U.S. tax rate, as well as higher depreciation, interest expense related to up-financings, and one-time blade repairs costs related to the transition to GE LTSAs

Solar

11

1,423 MW
CAPACITY

$150M
CAFD

($ IN MILLIONS, UNLESS NOTED)		Twelve months ended Dec 31 2019		2018
Capacity (MW)		1,423		1,092
LTA Generation (GWhs)[1]		2,384		1,894
Actual Generation (GWhs)		1,873		1,819
Adjusted Revenue	$	327	$	305
Direct operating costs		(53)		(50)
Adjusted EBITDA	$	274	$	255
Adjusted interest expense		(68)		(61)
Levelized principal repayments		(56)		(52)
Distributions to non-controlling interests		(7)		(11)
Sustaining capital expenditures		-		(1)
Other		7		8
CAFD	$	150	$	138
Adjusted EBITDA		274		255
Interest expense		(68)		(64)
Depreciation and amortization		(127)		(117)
Income taxes		(2)		20
Impairment charges		-		(15)
Other		(8)		(19)
Net income	$	69		60
Net loss attributable to redeemable and non-redeemable non-controlling interests		23		53
Net income - Class A shares	$	92	$	113

	Actual Generation (GWh)		Average Adj. Revenue per MWh			
	2019	2018		2019		2018
North America Utility Solar	999	1,021	$	136	$	139
International Utility Solar[2]	268	257		120		117
North America Distributed Generation	606	541		262		248
Total	1,873	1,819	$	174	$	168

1. LTA generation in 2019 includes the LTA from AltaGas DG portfolio.
2. Average Adjusted Revenue per MWh excludes capacity payments and pass-through transmission costs.

Performance Highlights

- Adjusted EBITDA and CAFD were $274 million and $150 million, respectively, versus $255 million and $138 million, respectively, in the prior year
  - Actual generation was 3% higher than prior year due to one-quarter of contribution from AltaGas DG portfolio, offset by 2% lower generation in North America Utility Solar, primarily due to slightly higher inverter failures and module replacements, impacting availability. Solar generation was lower than LTA primarily due to the partial contribution of our AltaGas DG portfolio, acquired September 26, 2019
  - Adjusted EBITDA increased by $19 million compared to the prior year, primarily due to the contribution from the AltaGas DG portfolio acquisition, as well as higher solar REC prices
  - CAFD increased by $12 million compared to the prior year due to higher Adjusted EBITDA and lower distributions to non-controlling interests driven by buyouts, partially offset by higher debt service related to upfinancings
  - Net income to Class A stockholders of $92 million was $21 million lower than prior year, primarily due to greater allocation of losses to non-controlling interests in prior year related to a reduction in the U.S. tax rate, offset by the 2018 asset impairment in DG Solar

Regulated Solar and Wind

12

837 MW
CAPACITY

$100M
CAFD

($ IN MILLIONS, UNLESS NOTED)		Twelve months ended Dec 31 2019		2018
Capacity (MW)		837		792
LTA Generation (GWh)[1]		1,814		1,732
Actual Generation (GWhs)		1,778		812
Adjusted Revenue	$	353	$	202
Direct operating costs		(89)		(44)
Adjusted EBITDA	$	264	$	158
Adjusted interest expense		(56)		(35)
Levelized principal repayments		(108)		(60)
Sustaining capital expenditures		(1)		-
Other		1		(2)
CAFD	$	100	$	61
Adjusted EBITDA		264		158
Interest expense		(55)		(16)
Depreciation and amortization		(138)		(78)
Regulated Solar and Wind price band adjustment[2]		(14)		(12)
Loss on extinguishment of debt		(4)		-
Other		(3)		(14)
Net income - Class A shares	$	50	$	38

Performance Highlights

- Adjusted EBITDA and CAFD were $264 million and $100 million, respectively, versus $158 million and $61 million, respectively, in the prior year
  - Adjusted EBITDA increased by $106 million compared to the prior year, primarily due to the full-year contribution from the assets. In the second half of 2019, revenues decreased due to lower wholesale market prices in Spain compared to 2018, partially offset by above average resource which increased generation from regulated wind plants and O&M cost savings due to implementation of new wind LTSA agreements
  - CAFD increased $39 million compared to 2018, due to the contribution of the assets for a full year
  - Net income to Class A stockholders of $50 million was $12 million higher than the prior year, primarily due to full-year contribution in 2019, offset by unrealized gains in interest rate swaps in 2018

	Regulated Solar								Regulated Wind							
	Actual Results				Average Adj. Revenue $ per MWh				Actual Results				Average Adj. Revenue $ per MWh			
($ IN MILLIONS, UNLESS NOTED)	2019		2018[3]		2019		2018[3]		2019		2018[3]		2019		2018[3]	
Generation (GWh)		701		346						1,077		466				
Return on Investment Revenue[4]	$	152	$	84	$	50 per kW / month	$	50 per kW / month	$	69	$	38	$	11 per kW / month	$	11 per kW / month
Return on Operation Revenue[5]	$	36	$	20	$	51	$	58	$	-	$	-	$	-	$	-
Market Revenue	$	37	$	27	$	53	$	78	$	52	$	32	$	48	$	69
Adjusted Revenue[6]	$	225	$	131	$	321	$	378	$	121	$	70	$	112	$	150

1. LTA includes the contribution of the 45 MW PV in Spain closed in December 2019.
2. Represents the Price Band Adjustment to Return on Investment Revenue as described on slide 21.
3. 2018 includes the period after the closing of the acquisition of our European platform on June 12, 2018.
4. Return on Investment Revenue is a monthly capacity payment.
5. Return on Operation Revenue (specific return for regulated solar plants) per MWh is calculated using actual generation.
6. Excludes Other Income of $7 million in 2019 and $1 million in 2018, mainly from transmission capacity, green certificates and insurance proceeds.

 Corporate  The following table presents our Corporate segment’s financial results:  Performance Highlights  Corporate direct operating costs were $5 million higher than the prior year, primarily due to the IT enhancements and professional fees for a larger platformCAFD was $10 million lower than prior year primarily due to higher incentive management fee, due to increase in TERP stock price compared to prior yearNet loss to Class A stockholders of $236 million was $28 million greater than the prior year, primarily due to loss on extinguishment of Corporate debt related to refinancings in Term Loan B and senior notes, which were replaced by new senior notes with favorable interest rates and extended term, offset by lower acquisition costs

 Liquidity  We operate with sufficient liquidity to enable us to fund expected growth initiatives, capital expenditures, and distributions, and to provide protection against any sudden adverse changes in economic circumstances or short-term fluctuations in generationIn Q4 2019, we upsized our Corporate Revolving Credit Facility by $200 million to $800 million with a 1-year extension to 2024. By December 31 2019, our Corporate Revolving Credit Facility was completely undrawnCorporate liquidity was ~$1.3 billion as of December 31, 2019  ($ IN MILLIONS, UNLESS NOTED)  Dec 31, 2019    Dec 31, 2018    Unrestricted corporate cash   $  54   $  53  Project-level distributable cash     45  18    Cash available to corporate  99    71    Credit facilities:            Committed revolving credit facility   800     600    Drawn portion of revolving credit facilities   -     (377)    Revolving line of credit commitments   (116)    (99)    Undrawn portion of Sponsor Line   500     500    Available portion of credit facilities  1,184    624    Corporate liquidity   $  1,283   $  695  Other project-level unrestricted cash     139  178    Project-level restricted cash     112  144    Available capital  $   1,534    $   1,017

Maturity Profile

15

We finance our assets primarily with project level debt that generally has long-term maturities that amortize over the contract life, few restrictive covenants and no recourse to either TerraForm Power or other projects

In Q4 2019, we closed a Corporate $700 million High Yield bond (10 years, maturing in 2030), at 4.75% to repay notes due 2025 and Term Loan B due 2022. Also, the Corporate Revolving Credit Facility has been extended by one year up to 2024. All these initiatives, along with the non-recourse debt refinancings, extended our debt maturity in the long term

The following table summarizes our scheduled principal repayments, overall maturity profile and average interest rates associated with our borrowings over the next five years as of December 31, 2019

($ IN MILLIONS)	Weighted Average Life (Years)	2020	2021	2022	2023	2024	Thereafter	Total	Weighted Average Interest Rate (%)
Principal Repayments									
Corporate borrowings									
Notes	7	$ -	$ -	$ -	$ 500	$ -	$ 1,400	$ 1,900	4.7%
Revolver	5	-	-	-	-	-	-	-	-
Total corporate	7	-	-	-	500	-	1,400	1,900	4.7%
Non-recourse debt									
Utility scale	16	46	51	56	58	59	639	909	5.7%
Distributed generation[1]	2	490	15	15	21	16	107	664	3.4%
Solar	10	536	66	71	79	75	746	1,573	4.7%
Wind	11	90	87	242	61	67	654	1,201	3.9%
Regulated energy	13	120	123	127	135	141	968	1,614	4.0%
Total non-recourse	11	746	276	440	275	283	2,368	4,388	4.2%
Total borrowings as of Dec 31, 2019	**10**	**$ 746**	**$ 276**	**$ 440**	**$ 775**	**$ 283**	**$ 3,768**	**$ 6,288**	**4.4%**

1. Includes the $475.0 million Bridge Facility we entered into on September 26, 2019, which matures on September 25, 2020 with an optional one-year extension. We intend to refinance the balance on a long-term basis prior to maturity.

Contract Profile

16

The following table sets out our contracted generation over the next five years as a percentage of expected generation. We currently have a contracted profile of approximately 95% of future generation and our goal is to maintain this profile going forward

For the Year ending December 31,	2020	2021	2022	2023	2024
Contracted					
Solar[1]	100%	100%	100%	100%	100%
Wind	92%	89%	91%	91%	91%
Regulated Solar and Wind[1]	100%	100%	100%	100%	100%
Total Portfolio Contracted	**95%**	**93%**	**94%**	**94%**	**94%**
Uncontracted					
Solar[1]	0%	0%	0%	0%	0%
Wind	8%	11%	9%	9%	9%
Regulated Solar and Wind[1]	0%	0%	0%	0%	0%
Total Portfolio Uncontracted	**5%**	**7%**	**6%**	**6%**	**6%**

Our portfolio has a weighted-average remaining contract duration of ~13 years. Currently, 5% of our generation is uncontracted, primarily within our wind fleet. We are focused on securing new long-term contracts in conjunction with repowering certain assets and recontracting the remainder of these assets

The majority of our long-term contracted power is with investment-grade counterparties. The composition of our counterparties under power purchase agreements is as follows[1]:

- Public utilities: 52%
- Government institutions: 29%
- Financial institutions: 10%
- Commercial and industrial customers: 9%

TerraForm POWER

1. Includes ~320 MW AltaGas DG Portfolio, the Spanish 45 MW PV portfolio, and the Spanish 100 MW CSP portfolio acquisition.

 Appendix 1 – Reconciliation of Non-GAAP Measures

 This communication contains references to Adjusted Revenue, Adjusted EBITDA, and cash available for distribution (“CAFD”), which are supplemental Non-GAAP measures that should not be viewed as alternatives to GAAP measures of performance, including revenue, net income (loss), operating income or net cash provided by operating activities. Our definitions and calculation of these Non-GAAP measures may differ from definitions of Adjusted Revenue, Adjusted EBITDA and CAFD or other similarly titled measures used by other companies. We believe that Adjusted Revenue, Adjusted EBITDA and CAFD are useful supplemental measures that may assist investors in assessing the financial performance of TerraForm Power. None of these Non-GAAP measures should be considered as the sole measure of our performance, nor should they be considered in isolation from, or as a substitute for, analysis of our financial statements prepared in accordance with GAAP, which are available on our website at www.terraform.com, as well as at www.sec.gov. We encourage you to review, and evaluate the basis for, each of the adjustments made to arrive at Adjusted Revenue, Adjusted EBITDA and CAFDCalculation of Non-GAAP MeasuresWe define Adjusted Revenue as operating revenues, net, adjusted for non-cash items, including (i) unrealized gain/loss on derivatives, net (ii) amortization of favorable and unfavorable rate revenue contracts, net, (iii) an adjustment for wholesale market revenues to the extent above or below the regulated price bands, and (iv) other items that we believe are representative of our core business or future operating performanceWe define Adjusted EBITDA as net income (loss) plus (i) depreciation, accretion and amortization, (ii) interest expense, (iii) non-operating general and administrative costs, (iv) acquisition and related costs, (v) income tax (benefit) expense, (vi) management fees to Brookfield, and (vii) certain other non-cash charges, unusual or non-recurring items and other items that we believe are not representative of our core business or future operating performanceCash available for distribution (CAFD) is defined as Adjusted EBITDA (i) minus management fees to Brookfield, (ii) minus cash distributions paid to non-controlling interests in our renewable energy facilities, if any, (iii) minus annualized scheduled interest and project level amortization payments in accordance with the related borrowing arrangements, (iv) minus average annual sustaining capital expenditures (based on the long-sustaining capital expenditure plans) which are recurring in nature and used to maintain the reliability and efficiency of our power generating assets over our long-term investment horizon, (v) plus or minus operating items as necessary to present the cash flows we deem representative of our core business operationsUse of Non-GAAP MeasuresWe disclose Adjusted Revenue because it presents the component of operating revenue that relates to energy production from our plants, and is, therefore, useful to investors and other stakeholders in evaluating performance of our renewable energy assets and comparing that performance across periods in each case without regard to non-cash revenue items We disclose Adjusted EBITDA because we believe it is useful to investors and other stakeholders as a measure of our financial and operating performance and debt service capabilities. We believe Adjusted EBITDA provides an additional tool to investors and securities analysts to compare our performance across periods without regard to interest expense, taxes and depreciation and amortization. Adjusted EBITDA has certain limitations, including that it: (i) does not reflect cash expenditures or future requirements for capital expenditures or contractual liabilities or future working capital needs, (ii) does not reflect the significant interest expenses that we expect to incur or any income tax payments that we may incur, and (iii) does not reflect depreciation and amortization and, although these charges are non-cash, the assets to which they relate may need to be replaced in the future, and (iv) does not take into account any cash expenditures required to replace those assets. Adjusted EBITDA also includes adjustments for impairment charges, gains and losses on derivatives and foreign currency swaps, acquisition related costs and items we believe are infrequent, unusual or non-recurring, including adjustments for general and administrative expenses we have incurred as a result of the SunEdison bankruptcy We disclose CAFD because we believe cash available for distribution is useful to investors and other stakeholders in evaluating our operating performance and as a measure of our ability to pay distributions. CAFD is not a measure of liquidity or profitability, nor is it indicative of the funds needed by us to operate our business. CAFD has certain limitations, such as the fact that CAFD includes all of the adjustments and exclusions made to Adjusted EBITDA described above The adjustments made to Adjusted EBITDA and CAFD for infrequent, unusual or non-recurring items and items that we do not believe are representative of our core business involve the application of management’s judgment, and the presentation of Adjusted EBITDA and CAFD should not be construed to infer that our future results will be unaffected by infrequent, non-operating, unusual or non-recurring itemsIn addition, these measures are used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget, as well as evaluating the attractiveness of investments and acquisitions. We believe these Non-GAAP measures are useful as a planning tool because they allow our management to compare performance across periods on a consistent basis in order to more easily view and evaluate operating and performance trends and as a means of forecasting operating and financial performance and comparing actual performance to forecasted expectations. For these reasons, we also believe these Non-GAAP measures are also useful for communicating with investors and other stakeholders   Calculation and Use of Non-GAAP Measures

 Reconciliation of Non-GAAP Measuresfor the Three Months Ended December 31, 2019 and 2018

 Reconciliation of Non-GAAP Measuresfor the Twelve Months Ended December 31, 2019 and 2018

Reconciliation of Non-GAAP Measures

21

a) Includes reductions/(increases) within operating revenues due to net amortization of favorable and unfavorable rate revenue contracts as detailed in the reconciliation of Adjusted Revenue, and losses on disposal of property, plant and equipment.

b) Non-operating items and other items incurred directly by TerraForm Power that we do not consider indicative of our core business operations are treated as an addback in the reconciliation of net loss to Adjusted EBITDA. These items include, but are not limited to, extraordinary costs and expenses related primarily to IT system arrangements, relocation of the headquarters to New York, and legal, third party diligence, contractor fees and advisory fees associated with acquisitions, dispositions, financings, and other non-recurring activities. TerraForm Power's normal, recurring general and administrative expenses in Corporate, paid by TerraForm Power, are the amounts shown below and were not added back in the reconciliation of net loss to Adjusted EBITDA:

$ in millions	Q4 2019	Q4 2018	YTD 2019	YTD 2018
Operating general and administrative expenses at Corp	$ 9	$ 9	$ 34	$ 29

c) Represents the Regulated Solar and Wind segment's Price Band Adjustment to Return on Investment Revenue as dictated by market conditions. To the extent that the wholesale market price is greater or less than a price band centered around the market price forecasted by the Spanish regulator during the preceding three years, the difference in revenues assuming average generation accumulates in a tracking account. The Return on Investment is either increased or decreased in order to amortize the balance of the tracking account over the remaining regulatory life of the assets.

d) Represents management fee that is not included in Direct operating costs.

e) Represents other non-cash or non-operating items as detailed in the reconciliation of Adjusted Revenue and associated footnote and certain other items that we believe are not representative of our core business or future operating performance, including but not limited to: loss/(gain) on foreign exchange ("FX"), unrealized loss on commodity contracts, loss on investments and receivables with affiliate, and one-time blade repairs related to the preparation for GE transition.

f) Represents unrealized (gain)/loss on commodity contracts associated with energy derivative contracts that are accounted for at fair value with the changes recorded in operating revenues, net. The amounts added back represent changes in the value of the energy derivative related to future operating periods, and are expected to have little or no net economic impact since the change in value is expected to be largely offset by changes in value of the underlying energy sale in the spot or day-ahead market.

g) Represents net amortization of purchase accounting related to intangibles arising from past business combinations related to favorable and unfavorable rate revenue contracts.

h) Primarily represents insurance compensation for revenue losses, transmission capacity revenue, and adjustments for solar renewable energy certificate ("SREC") recognition and other revenue due to timing.

i) Represents project-level and other interest expense and interest income attributed to normal operations. The reconciliation from Interest expense, net as shown on the Consolidated Statements of Operations to adjusted interest expense applicable to CAFD is as follows:

$ in millions	Q4 2019	Q4 2018	YTD 2019	YTD 2018
Interest expense, net	$ (51)	$ (72)	$ (298)	(249)
Amortization of deferred financing costs and debt discounts	6	3	14	11
Other, primarily fair value changes in interest rate swaps and purchase accounting adjustments due to acquisition	(27)	(3)	(5)	(18)
Adjusted interest expense	$ (72)	$ (72)	$ (289)	(256)

Reconciliation of Non-GAAP Measures  Represents levelized project-level and other principal debt payments to the extent paid from operating cash.Represents cash distributions paid to non-controlling interests in our renewable energy facilities. The reconciliation from Distributions to non-controlling interests as shown on the Consolidated Statement of Cash Flows to Cash distributions to non-controlling interests, net for the three months December 31, 2019 and 2018 is as follows: Represents long-term average sustaining capital expenditures to maintain reliability and efficiency of the assets.Represents other cash flows as determined by management to be representative of normal operations including, but not limited to, wind plant “pay as you go” contributions received from tax equity partners, interconnection upgrade reimbursements, cash tax payments, and recognized SREC gains that are covered by loan agreements.

 Appendix 2 – Additional Information

 2019 Annualized Long-Term Average Generation (LTA)

 Spanish Regulated Revenue Framework  Under the Spanish regulatory framework, revenues have three componentsReturn on Investment: All renewable power plants receive a monthly capacity payment. This capacity payment, when combined with margin from the market revenues forecasted by the regulator, is sized to allow the generator to earn the regulated rate of return on its deemed capital investment. The Return on Investment is recalculated every three years. Since the capacity payment is a fixed payment, it is very stable, with no volume or price risk. Historically, this revenue stream has comprised in the range of 65% of our regulated revenueReturn on Operation: Applicable only to our solar photovoltaic (PV) and concentrated solar power plants (CSP), this revenue stream consists of an additional payment for each MWh produced to recover deemed operating costs that are in excess of market revenue forecasted by the regulator, such that the margin on forecasted market revenues is equal to zero. The Return on Operations is recalculated every three years. Aside from the volumetric risk associated with production, this revenue stream has no market price risk and has historically comprised less than 10% of our regulated revenueMarket Revenue: Renewable power plants sell power into the wholesale market and receive the market-clearing price for all MWhs produced. Although this revenue stream is subject to both volume and market price risk, its impact on overall revenues is mitigated by the reset of the Return on Investment every three years. Market revenues historically comprise in the range of 25% of our regulated revenue yet only 10% of TerraForm Power’s consolidated revenuesEvery three years, the regulated components of revenue (i.e., the Return on Investment and Return on Operations) are reset based on standard parameters defined by the regulation (OPEX, remaining net asset value, remaining regulatory asset life, load factor, and price steepness coefficient) as well as on forward market conditions. Using these inputs, the regulator sizes the Return on Investment and Return on Operations in such a way that the forecasted operating margin of every asset during the remaining regulatory life discounted at a regulated pre-tax return (Reasonable Return) equals the regulated net asset value for such asset at the reset. Additional to this, and to the extent that the wholesale market price is greater or less than a price band centered around the market price forecasted by the regulator during the preceding three years, the difference in revenues assuming average generation accumulates in a tracking account. Then, every three years, the Return on Investment is either increased or decreased in order to amortize the balance of the tracking account over the remaining regulatory life of the assets. Over time, this adjustment normalizes the impact of wholesale price variabilityAlso, every six years, the regulator updates the pre-tax regulated return. In November 2019, the Spanish government issued Royal Decree-Law 17/2019, which set the regulated return at 7.09% for the next regulatory period (through December 31, 2025) for all assets. However, Royal Decree-Law 17/2019 contained an exception for all plants (i) that were commissioned prior to July 2013 and (ii) that did not have any pending litigation against the Kingdom of Spain regarding the prior regulatory change that took place in July 2013. For these exceptional assets, Royal Decree-Law 17/2019 maintained 7.39% as the reasonable return for the next two regulatory periods (through December 31, 2031). As a result, all of our assets in Spain will be entitled to the more favorable regulated rate of 7.39% through December 31, 2031, with the exception of 45 MW of PV solar assets (acquired in December 2019) and 100 MW of CSP projects (acquired in February 2020), which will be entitled to a reasonable return rate of 7.09% through December 31, 2025. In February 2020 the Ministry of Ecology Transition has issued the Ministerial Order 171/2020 with the final regulated parameters that will apply in the next three years until December 2022We are actively monitoring political developments in Spain, but we continue to believe that the political environment is positive for the regulated rate of return as renewables enjoy broad support across the political spectrum

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